Exhibit 99.1

AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

SCOTTSDALE, AZ, June 24, 2013 /PRNewswire/ — American Residential Properties, Inc. (the “Company”) (NYSE: ARPI) reported today results for the quarter ended March 31, 2013.

Highlights

•	Acquired 756 single-family homes totaling approximately 1.1 million square feet during the first quarter of 2013.

•	Owned a portfolio of 2,531 single-family residential properties — approximately 86% leased — for a total investment of $293 million located in 16 markets in ten states as of March 31, 2013.

•

Funded $15 million in private mortgage loans during the first quarter of 2013. Owned $25 million in private mortgage loans with an estimated remaining term of 146 days and a weighted-average interest rate of 12.1%, as of March 31, 2013.

•	Finalized a $150 million senior secured revolving credit facility from a syndicate of major national banks with an accordion feature permitting the Company to borrow up to $300 million.

•	Successfully completed the Company’s initial public offering, which resulted in net proceeds of approximately $265 million, on May 14, 2013.

•

Subsequent to the end of the first quarter of 2013, the Company acquired 1,064 additional homes for a total purchase price of $123 million and contracted to acquire 601 additional homes for a total purchase price of $79 million, between April 1, 2013 and May 31, 2013, expanding into two additional states.

“We are gratified by the strong support we received from a new and diversified group of shareholders that contributed to our successful initial public offering, where we raised approximately $265 million in net proceeds,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “We are pioneers in the single-family rental space and believe that our internally managed and vertically integrated operating platform combined with our highly disciplined acquisition approach position us in the forefront of this large and consolidating sector. The opportunity to acquire homes at attractive prices remains robust as evidenced by our increased acquisition activity subsequent to quarter end. As important, we are resident centric and dedicated to creating an unparalleled experience that will help us both attract and retain our tenants. With increased liquidity from our initial public offering and our undrawn credit facility, we have ample resources to define this new single-family rental sector and deliver attractive risk-adjusted returns to our shareholders.”

First Quarter 2013 Financial Results

Total revenue for the quarter ended March 31, 2013 was $5.2 million.

Net loss attributable to common stockholders for the quarter ended March 31, 2013, was $(4.0) million, or $(0.22) per basic and diluted share.

Funds from operations (or FFO) attributable to common stockholders for the quarter ended March 31, 2013, was $(0.9) million, or $(0.05) per basic and diluted share.

The Company’s March 31, 2013 financial results do not include a comparison of the comparable period in 2012 because the Company had no operating activity before May 11, 2012.

Portfolio Highlights

Real Estate Transactions

From January 1, 2013 to March 31, 2013, the Company acquired 756 single-family homes, of which 66 are in Arizona, 96 are in Georgia, 100 are in Illinois, 265 are in Indiana, 16 are in Nevada, 153 are in North Carolina, 1 is in South Carolina and 59 are in Texas, and incurred renovation and re-tenancy costs on the Company’s existing portfolio, for a total investment of approximately $72.5 million.

Portfolio

As of March 31, 2013, American Residential Properties, Inc. owned 2,531 single-family homes in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, South Carolina and Texas with an aggregate investment of approximately $293.1 million. As of March 31, 2013, approximately 86% of the Company’s portfolio was leased.

Significant Subsequent Events

On May 14, 2013, the Company completed its initial public offering of 13,700,000 shares of its common stock at an offering price of $21.00 per share, and received approximately $264.6 million of net proceeds, after deducting the underwriting discounts and commissions, structuring fee and other offering expenses payable by the Company.

For the period from April 1, 2013 to May 31, 2013, the Company acquired 1,064 single-family homes for a total purchase price of approximately $122.7 million and contracted to acquire 601 additional homes for a total purchase price of $78.6 million, of which 186 homes are in Arizona, 4 homes are in California, 75 homes are in Florida, 50 homes are in Georgia, 69 homes are in Illinois, 123 homes are in Indiana, 417 homes are in North Carolina, 1 home is in Nevada, 12 homes are in Ohio, 12 homes are in South Carolina, 120 homes are in Tennessee and 596 homes are in Texas. There is no assurance that the Company will close on the properties it has under contract.

Conference Call

The Company will host a conference call commencing at 11:00 a.m. Eastern Time on Tuesday, June 25, 2013 to discuss the financial results of the quarter ended March 31, 2013 and provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 35078790. International callers should dial (847) 413-3235 and enter the same conference ID number.

You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.americanresidentialproperties.com in the Investor Relations section under the Calendar of Events link. A replay of the call will also be available for 90 days on the Company’s website.

For those unable to participate during the live broadcast, a replay will be available for two weeks, beginning June 25, 2013 at 1:30 PM Eastern Time until July 9, 2013 at 11:59 PM Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 35078790. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures

FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs).

FFO is a supplemental non-GAAP financial measure. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it accounts for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO as a measure of the Company’s performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO may not be comparable to that of other REITs. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of the Company’s performance. FFO should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

About American Residential Properties, Inc.

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel, and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items, including funds from operations; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings or services; forecasts of the Company’s future financial performance and defaults on, early terminations of or non-renewal of leases by tenants; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate homes; US GDP growth; estimated sources and uses of available capital; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.

All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.
Shant Koumriqian
Chief Financial Officer
IR@amresprop.com
480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share amounts)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Investment in real estate:
Land	$60,619	$44,381
Building and improvements	225,393	171,598
Furniture, fixtures and equipment	3,122	1,994

	289,134	217,973
Less: accumulated depreciation	(3,335)	(1,277)

Investment in real estate, net	285,799	216,696
Mortgage financings	26,474	13,025
Cash and cash equivalents	45,986	101,725
Acquisition deposits	781	217
Rents and other receivables, net	1,416	1,703
Due from related party	104	26
Deferred leasing costs and lease intangibles, net	1,773	1,576
Deferred financing costs, net	1,489	44
Investment in unconsolidated ventures	10,048	10,060
Goodwill	3,500	3,500
Other, net	2,187	855

Total assets	$379,557	$349,427

Liabilities and Equity
Liabilities:
Revolving credit facility	$31,300	$—
Accounts payable and accrued expenses	3,280	2,438
Security deposits	958	626
Prepaid rent	348	132

Total liabilities	35,886	3,196

Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 18,424,857 and 18,387,257 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	184	184
Additional paid-in capital	347,622	346,851
Accumulated deficit	(10,158)	(6,139)

Total American Residential Properties, Inc. stockholders’ equity	337,648	340,896
Non-controlling interests	6,023	5,335

Total equity	343,671	346,231

Total liabilities and equity	$379,557	$349,427

AMERICAN RESIDENTIAL PROPERTIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Three Months Ended March 31, 2013 (unaudited)

(amounts in thousands, except share and per-share amounts)

Revenue:
Self-managed rental revenue	$2,951
Preferred operator rental revenue	1,371
Management services (related party)	104
Interest and other	821

Total revenue	5,247
Expenses:
Property operating and maintenance	923
Real estate taxes	497
Homeowners’ association fees	153
Acquisition	1,775
Depreciation and amortization	3,140
General, administrative and other	2,537
Interest	371

Total expenses	9,396

Loss from continuing operations before equity in net income of unconsolidated ventures	(4,149)
Equity in net income of unconsolidated ventures	90

Net loss and comprehensive loss	(4,059)

Net loss and comprehensive loss attributable to non-controlling interests	40

Net loss and comprehensive loss attributable to common stockholders	$(4,019)

Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.22)

Weighted-average number of shares of common stock outstanding	18,414,830

AMERICAN RESIDENTIAL PROPERTIES, INC.

Reconciliation of Non-GAAP Financial Measures

For the Three Months Ended March 31, 2013 (unaudited)

(amounts in thousands, except share and per-share amounts)

Net loss attributable to common stockholders	$(4,019)
Add: Depreciation and amortization of real estate assets	3,101
Deduct: Net loss attributable to non-controlling interests	(40)

FFO attributable to common stockholders and non-controlling interests	$(958)

FFO attributable to common stockholders (1)	$(948)

Basic and diluted FFO per share	$(0.05)

Weighted-average number of shares of common stock outstanding	18,414,830

(1)	Based on a weighted-average interest in the Company’s operating partnership of approximately 99.00% for the three months ended March 31, 2013.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Total Portfolio of Single-Family Homes—Summary Statistics

March 31, 2013 (unaudited)

The following table presents summary statistics on our entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metro division as of March 31, 2013.

MSA / Metro Division	Number of Homes	Aggregate Investment	Average Investment Per Home(1)	Percent Leased(2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,045	$135,307,596	$129,481	83%	17	1,694
Chicago, IL	304	$39,756,816	$130,779	100%	57	1,396
Inland Empire, CA	209	$36,060,024	$172,536	70%	15	1,914
Winston-Salem, NC	136	$15,733,024	$115,684	82%	11	1,327
Indianapolis, IN	265	$14,194,815	$53,565	95%	57	1,199
Dallas-Fort Worth, TX	78	$12,381,876	$158,742	86%	11	2,141
Atlanta, GA	169	$11,923,660	$70,554	95%	20	1,515
Other-California (non-Inland Empire)	82	$9,597,854	$117,047	28%	36	1,336
Las Vegas, NV	63	$6,465,244	$102,623	94%	14	1,533
Fort Myers, FL	138	$6,347,448	$45,996	100%	9	1,126
Houston, TX	24	$2,867,232	$119,468	100%	7	1,808
Raleigh-Cary, NC	6	$1,181,004	$196,834	—%	13	2,347
Charlotte, NC-SC	11	$1,120,097	$101,827	100%	6	1,859
Charleston, SC	1	$136,520	$136,520	—%	7	1,360

Total / Weighted Average	2,531	$293,073,210	$115,793	86%	25	1,563

(1)	For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by us for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of our investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with us, we expect to incur no expenses related to properties under our preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of our investment.
(2)	Includes both self-managed homes and preferred operator program homes. We classify homes in our preferred operator program as 100% leased, because each preferred operator is obligated to pay us 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from us to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to us under the lease. We are also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Portfolio of Self-Managed Single-Family Homes—Summary Statistics

March 31, 2013 (unaudited)

The following table presents summary statistics on our portfolio of single-family homes that we manage by MSA and metro division as of March 31, 2013.

									Leased Homes
MSA / Metro Division	Number of Homes	Average Purchase Price Per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home(4)
Phoenix, AZ	887	$138,686	$1,804	$140,490	$124,614,630	80%	11.2	1,775	$1,032	8.9%
Inland Empire, CA	209	$155,931	$16,605	$172,536	$36,060,024	70%	15.4	1,914	$1,393	9.8%
Winston-Salem, NC	136	$115,619	$65	$115,684	$15,733,024	82%	11.0	1,327	$1,076	11.3%
Dallas-Fort Worth, TX	78	$157,904	$838	$158,742	$12,381,876	86%	11.3	2,141	$1,505	11.3%
Other-California (non-Inland Empire)	82	$107,776	$9,271	$117,047	$9,597,854	28%	35.6	1,336	$1,215	10.5%
Las Vegas, NV	50	$103,084	$9,012	$112,096	$5,604,800	92%	6.7	1,620	$1,052	11.4%
Houston, TX	24	$119,372	$96	$119,468	$2,867,232	100%	6.8	1,808	$1,213	12.2%
Indianapolis, IN	20	$101,500	$65	$101,565	$2,031,300	40%	7.8	1,480	$1,047	13.4%
Atlanta, GA	28	$66,659	$2,174	$68,833	$1,927,324	68%	26.0	1,429	$884	15.1%
Raleigh-Cary, NC	6	$196,536	$298	$196,834	$1,181,004	—%	13.3	2,347	$—	—%
Charleston, SC	1	$136,455	$65	$136,520	$136,520	—%	7.3	1,360	$—	—%

Total /Weighted Average	1,521	$135,249	$4,222	$139,471	$212,135,588	76%	13.1	1,736	$1,115	9.6%

(1)	Average purchase price includes broker commissions and closing costs.
(2)	Represents average capital expenditures per home as of March 31, 2013. Does not include additional expected or future capital expenditures.
(3)	Represents average purchase price plus average capital expenditures.
(4)	Represents annualized average monthly rent per leased home as a percentage of our average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, HOA fees and maintenance) or an allocation of our general and administrative expense, all of which materially impact our results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating our business is limited. Average monthly rent for leased homes may not be indicative of average rents we may achieve on our vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Portfolio of Preferred Operator Program Single-Family Homes—Summary Statistics

March 31, 2013 (unaudited)

The following table presents summary statistics on our portfolio of single-family homes that our preferred operators manage by MSA and metro division as of March 31, 2013.

MSA / Metro Division	Number of Homes	Average Investment Per Home(1)	Aggregate Investment	Percent Leased(2)	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Home Paid by Preferred Operator to Us(3)	Annual Rent as a Percentage of Average Investment Per Home(4)
Chicago, IL	304	$130,779	$39,756,816	100%	57	1,396	$781	7.2%
Indianapolis, IN	245	$49,647	$12,163,515	100%	62	1,176	$372	9.0%
Phoenix, AZ	158	$67,677	$10,692,966	100%	47	1,239	$451	8.0%
Atlanta, GA	141	$70,896	$9,996,336	100%	19	1,532	$473	8.0%
Fort Myers, FL	138	$45,996	$6,347,448	100%	9	1,126	$307	8.0%
Charlotte, NC-SC	11	$101,827	$1,120,097	100%	6	1,859	$636	7.5%
Las Vegas, NV	13	$66,188	$860,444	100%	42	1,198	$441	8.0%

Total /Weighted Average	1,010	$80,136	$80,937,622	100%	44	1,303	$516	7.7%

(1)	Represents purchase price (including broker commissions and closing costs) paid by us for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of our investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with us, we expect to incur no expenses related to properties under our preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of our investment.
(2)	We classify homes in our preferred operator program as 100% leased, because each preferred operator is obligated to pay us 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from us to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to us under the lease. We are also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.
(3)	Represents the initial annual base rent payable to us by the preferred operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease. Does not include percentage rents we are also eligible to receive in addition to base rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes. The percentage rents we are eligible to receive fluctuate based on both the occupancy rates of the underlying homes and the rental rates paid by the residential sub-tenants.
(4)	Represents annualized average monthly rent paid by preferred operator to us as a percentage of our average investment per home.